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                                333 ELLIOTT WEST

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                     SELIG REAL ESTATE HOLDINGS XXV, L.L.C.

                                       AND

                                F5 NETWORKS, INC.

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1.   BASIC LEASE TERMS.

     Section 1 represents a summary of the basic terms of this Office Space Lease for 333 Elliott West.

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
A.   EFFECTIVE DATE:                    October 31, 2006

B.   TENANT:                            F5 Networks, Inc.

     ADDRESS OF LEASED PREMISES:        333 Elliott Avenue West
                                        Seattle, WA 98119

     ADDRESS FOR BILLING AND NOTICES:   401 Elliott Avenue West
                                        Seattle, WA 98119
                                        Phone: (206) 272-5555
                                        Fax: (206) 272-5556
                                        Attn: John Rodriguez, Chief Accounting Officer

                                        or such other place as
                                        Tenant may from time to time
                                        designate by notice to Landlord.

C.   LANDLORD:                          Selig Real Estate Holdings XXV, L.L.C.

     ADDRESS FOR NOTICES:               1000 Second Avenue
                                        Suite 1800
                                        Seattle, WA 98104-1046
                                        Phone: (206) 467-7600
                                        Fax: (206) 386-5296
                                        Attn: Martin Selig

                                        or such other place as
                                        Landlord may from time to time designate by
                                        notice to Tenant

D.   PREMISES AREA:                     137,201 rentable square feet (RSF) consisting
                                        of the following:

                                        26,712 RSF on floor 1
                                        28,141 RSF on floor 2
                                        29,190 RSF on floor 3
                                        26,965 RSF on floor 4
                                        26,193 RSF on floor 5

E.   BUILDING AREA:                     137,201 RSF

F.   TENANT'S PERCENTAGE OF BUILDING:   100%
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
G.   TERM OF LEASE:                     This Lease shall commence on the "Lease
                                        Commencement Date," which date shall be the
                                        last to occur of (i) ninety (90) days after
                                        the Delivery Date or (ii) the date of
                                        Substantial Completion (as both terms are
                                        hereinafter defined), and shall expire on the
                                        last day of the one hundredth and twentieth
                                        (120th) full calendar month after the Lease
                                        Commencement Date (the "Expiration Date").

H.   BASE MONTHLY RENT:                 $285,835.42 (based on $25.00/RSF/yr.)

I.   PARKING:                           Initial Monthly Charge of $125.00 per month
                                        for each parking permit for a parking stall in
                                        the garage located beneath the Building (the
                                        "Building Garage") and $100.00 per month for
                                        each parking permit for a parking stall
                                        located outside of the Building Garage.

                                        Number of parking permits allocated to Tenant:
                                        Approximately 160 permits, but not less than
                                        123 for the stalls located in the Building
                                        Garage, approximately 30 permits but not less
                                        than 23 for the stalls located in the surface
                                        parking lots on the Property and 100 for the
                                        stalls located outside of the Property but
                                        within two and one-half blocks of the
                                        Building.

                                        Tenant shall be entitled to "stack" cars in
                                        the building garage by purchasing additional
                                        parking permits. In the event Landlord sells
                                        the building Landlord will have no obligation
                                        to provide off-site parking to Tenant.

J.   RENT ADJUSTMENTS:                  Base Monthly Rent is the product of the annual
                                        rate of $25.00 per RSF times the RSF Tenant
                                        leases from Landlord divided by twelve. The
                                        annual rental rate shall increase $1.00 per
                                        RSF at each anniversary of Lease Commencement
                                        Date.

                                        Months        Annual Rental Rent
                                        --------   ------------------------
                                        1-12       $25.00 per RSF per annum
                                        13-24      $26.00 per RSF per annum
                                        25-36      $27.00 per RSF per annum
                                        37-48      $28.00 per RSF per annum
                                        49-60      $29.00 per RSF per annum
                                        61-72      $30.00 per RSF per annum
                                        73-84      $31.00 per RSF per annum
                                        85-96      $32.00 per RSF per annum
                                        97 -108    $33.00 per RSF per annum
                                        109 -120   $34.00 per RSF per annum
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
K.   ADDITIONAL RENT - ESTIMATED        N/A
     INITIAL TENANT'S SHARE OF
     EXPENSES:

L.   DEPOSIT:                           N/A

M.   NON-REFUNDABLE CLEANING FEE:       N/A

N.   PREPAID RENT:                      12th, 24th, 48th and 72nd months as provided
                                        in Section 5(b).

O.   TENANT'S USE OF PREMISES:          Any lawful commercial purpose.

P.   BROKERS:                           Douglas Hanafin, Washington Partners, Inc.
     TO BE PAID BY:                     Landlord

Q.   GUARANTOR:                         N/A

R.   EXHIBITS:                          Exhibit A - Premises / Floor Plans
                                        Exhibit B - The Building
                                        Exhibit C - Tenant Work Letter
                                        Exhibit D - Building Shell and
                                                    Core Specifications
                                        Exhibit E - Plans and Specifications

2.   PREMISES.

     (A) PREMISES. Landlord does hereby lease to Tenant, upon the terms and conditions set forth herein, the premises described in Section 1(d) and shown on Exhibit A attached hereto (the "Premises"), within the Building described in Section 1(e) and in Section 4(a) below and depicted on Exhibit B hereto (the "Building"), which Building shall be located at 333 Elliott Avenue West, Seattle, Washington 98119 on the real property described as follows (the "Property"):

               Lots 1, 2, 3, 4, 5, and 6 in Block 160 of Seattle Tide Lands, according to the official maps on file in the office of the Commission of public lands in Olympia, Washington.

               Except any portion thereof lying within the railroad right of way.

          Upon completion of the Tenant Improvements to the Premises, Landlord shall cause the rentable square footage of the Premises to be measured by Landlord's architect using the BOMA American National Standard Institute Publication, ANSI Z65.1-1996 Standards (the "Rentable Square Footage"), to determine the Building Rentable Area, which measurement shall govern with respect to the Premises Area of Section 1(d). Tenant shall have the right to have a Washington-licensed surveyor approved by Landlord and jointly responsible to Landlord and Tenant verify the Premises Rentable Square Footage determined by Landlord's Architect, if it does so within twenty (20) days after receipt of the notice from Landlord's Architect. If based on such verification Tenant disagrees with the Rentable


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          Square Footage determined by Landlord's Architect it shall advise
          Landlord and its Architect of the deviation within ten (10) days thereafter or be deemed to have accepted Landlord's Architect's determination. If Tenant gives a timely notification of disagreement, then the parties shall jointly select a Washington-licensed surveyor or architect to review the calculations of Landlord's architect and the Tenant selected surveyor and make the determination of Premises Rentable Square Footage, which determination shall be final and binding on the parties.

     (B) COMMON AREAS. As used in this Lease, "Common Areas" shall mean all portions of the Building and Property leased but not demised to specific tenants. During the term of this Lease, Tenant and its licensees, invitees, customers and employees shall have the exclusive right to use the Common Areas, including all parking areas, landscaped areas, entrances, lobbies, elevators, stairs, corridors, and public restrooms, and shall have exclusive control and management of the same.

3.   TERM.

     (A) INITIAL TERM. The Lease Commencement Date shall occur on the latter of the ninetieth (90th) day after the Delivery Date or upon Substantial Completion, as both terms are hereinafter defined, and shall expire on the last day of the one hundred twentieth (120th) full calendar month after the Lease Commencement Date (the "Initial Term").

     (B) EARLY POSSESSION. Commencing on the Effective Date, Tenant and Tenant's contractors shall have the non-exclusive right to possess the Premises seven days per week and twenty-four hours per day (the "Early Possession Period") for the purpose of the installation of Tenant's improvements, furniture, fixtures and equipment and completion of Tenant's Work (as defined in the Tenant Work Letter attached hereto as Exhibit C), and to perform such other activities in order to permit and facilitate Tenant's ability to fully occupy and conduct its business on all portions of the Premises as of the Lease Commencement Date. During the Early Possession Period, Tenant shall not be charged Base Monthly Rent, parking charges for stalls located in the Parking Garage or in surface parking lots on the Property, or operating expense charges. Tenant shall coordinate Tenant's Work move-in activities with the contractors working on the site so as not to impede Landlord's Work and the final completion of the Shell and Core Improvements, including punch list type activities. Tenant shall be responsible for the removal and disposal of Tenant's furniture and fixture vendor's cartons and trash.

     (C) RENEWAL. Provided that Tenant is not then in material default under the terms of this Lease, Tenant shall have the option(s) to renew this Lease for two (2) additional terms of five (5) years each or, if Tenant so elects, for one (1) additional term of ten (10) years (the "Renewal Terms"). If Tenant elects to renew this Lease, Tenant shall notify Landlord in writing of its intent to exercise such renewal option(s) no later than twelve (12) months prior to the expiration of the then existing Lease term; in the event Tenant exercises its right to initially renew for one (1) additional five (5) year Renewal Term (rather than an additional term of ten (10) years), Tenant shall notify Landlord no later than twelve (12) months prior to the expiration of the first five (5) year Renewal Term if Tenant elects to renew for an additional five (5) year Renewal Term. All provisions of this Lease shall continue in full force and effect during any Renewal Term, except Base Monthly Rent for the Renewal Term shall be at the then fair market rate (as determined based on the following criteria) for comparable space in a comparable Seattle location taking into account and making appropriate modifications for concessions and costs, such as Tenant improvement allowances, free or


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          reduced rent periods, construction periods during which rent is not payable and the like, which would be incident to a new lease but that are avoided by Landlord by virtue of the extension of the term of this Lease. If Landlord and Tenant are unable to agree as to the fair market rent within sixty (60) days following Tenant's notice to Landlord of its intent to renew the Lease, fair market rent shall then be determined by appraisal as follows:

          Within ten (10) days after expiration of the sixty (60) day period, Landlord and Tenant shall give notice to each other stating the name and address of an impartial person to act as appraiser. Each party's appraiser shall be a licensed commercial real estate broker doing business in Seattle having not less than ten years of active experience as a commercial real estate broker in Seattle, or may be an MAI appraiser with commercial property experience in the Seattle area. The named appraisers shall, together, determine the fair market rent as of the commencement of the particular Renewal Term and according to the standards provided for above herein within thirty (30) days after their appointment. If the two appraisers shall fail to agree upon fair market rent within thirty (30) days of their appointments, and the difference in their conclusions about fair market rent is ten percent (10%) or less of the lower of the two determinations, then fair market rent shall be the average of the two determinations. If the two appraisers fail to agree on fair market rent and the difference between the two determinations exceeds ten percent (10%) of the lower of the two determinations, then the appraisers shall appoint a third appraiser similarly impartial and qualified to determine fair market rent. Such third expert shall determine the market rent within thirty
          (30) day of his/her appointment and the average of the determinations of the two closest experts shall be final, conclusive and binding on Landlord and Tenant. Landlord and Tenant shall then execute and deliver an amendment to this Lease confirming Base Monthly Rent to be applicable during the particular Renewal Term. Landlord and Tenant shall each pay the fees of any appraiser appointed by Landlord and Tenant respectively, and Landlord and Tenant shall each pay one-half of the fees of any third appraiser appointed pursuant to the provisions of this paragraph.

     (D) EARLY TERMINATION. Without limiting any other provisions set forth herein, in the event Tenant vacates its offices in the 401 Elliott Avenue Building, Tenant shall have the one-time right and option to cancel and terminate this Lease effective as of the expiration of the fifth (5th) year of the Initial Term by giving Landlord no less than twelve (12) months prior written notice and paying to Landlord an Early Termination Fee calculated as follows: (i) the unamortized portion of the Tenant Allowance, (ii) the unamortized portion of Pre-Paid Rent for months 12, 24 and 48 of the Initial Term, paid on behalf of Landlord for a portion of the Leasing Fee, and (iii) the unamortized portion of the Rent that would have been payable by Tenant to Landlord on Space Pocket Areas (defined in Section 5(d) below), had no portion of the Premises been designated as a Space Pocket Areas pursuant to Section 5(d), all amortized on a straight-line basis with interest at 8% per annum over the Initial Term, such payment to be made to Landlord no later than one hundred twenty (120) days prior to the effective Lease termination date; provided, however, that the Early Termination Fee shall be reduced by the Base Monthly Rent otherwise due, and pre-paid, for the said 72nd month of the Initial Term.

4.   DESIGN, CONSTRUCTION AND COMPLETION.

     (A) DESIGN. Landlord shall cause the Building to be designed, constructed and completed according to the design criteria, specifications and construction standards described on Exhibit D ("Building Shell and Core Outline Specifications"), the architectural, structural and mechanical plans referred to on Exhibit E (the "Plans", which plans are incorporated


                                       -5-

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          herein as if fully set forth) and the floor plans depicted on Exhibit
          A, each of which Exhibits is attached hereto and incorporated herein by this reference, together with the other terms and conditions of this Lease. Landlord shall provide Tenant true and correct copies of all plans and specifications, and all material modifications thereto as they occur.

     (B) CONSTRUCTION. The contract(s) for construction of the Building shall impose schedules and deadlines on Landlord's contractor(s) so as to assure timely Substantial Completion and a timely Delivery Date. Whenever the construction schedule is revised, Landlord shall notify Tenant and promptly provide Tenant with a true and correct copy of the revised schedule.

     (C) PROGRESS. Landlord shall instruct its architect to issue a certificate to Tenant at such times as the Building is at seventy-five percent (75%) and one hundred percent (100%) of Substantial Completion, stating that the completed work fully complies with (i) the plans approved by all necessary governmental agencies and (ii) Exhibits C and D attached hereto. To the extent that City of Seattle inspectors or inspectors for Landlord's construction lender also provide progress certifications, copies of the same shall be provided to Tenant promptly after being received by Landlord.

     (D) DELIVERY AND COMPLETION. Landlord shall achieve Substantial Completion of the Building and the Premises in accordance with the permitted plans and specifications, and terms of the Exhibits hereto, by no later than January 31, 2008. For purposes of this Lease, "Substantial Completion" means issuance of the final City of Seattle shell and core Certificate of Occupancy for the Building and with respect to each floor of the Building and the parking garage. For purposes of this Lease, "Delivery Date" shall mean the date on which:

          (1) The Building is fully enclosed and water tight, including the roof and permanent exterior walls and windows;

          (2) Power and lighting and electrical service are available as described in Exhibit D to the Lease for distribution by Tenant; and

          (3)  There shall be evidence reasonably satisfactory to Tenant that:

               (i) The balance of the Landlord Work can be completed prior to Lease Commencement; and

               (ii) The Tenant's contractor is able to proceed efficiently with the Tenant Work, subject to a requirement of reasonable coordination and cooperation with the Landlord's shell and core contractor.

     (E) LATE DELIVERY. For each day that Delivery Date is delayed past November 1, 2007, Tenant shall be entitled to a credit as provided below against its Rent otherwise first falling due (exclusive of pre-paid rent) under this Lease during the Initial Term, except to the extent any such delay was caused by a Force Majuere Event. A "Force Majeure Event" means only acts of God, strikes, lockouts, labor troubles, inability to procure materials despite commercially reasonable efforts to do so, discovery of archeologically significant artifacts which halt construction, reasonably unforeseen sub-surface conditions materially delaying project excavation, acts of civil or military authorities, fires, floods and earthquakes. Landlord shall notify Tenant in writing of each delay Landlord contends was caused by a Force Majeure Event within ten (10) business days of its occurrence, describing the impact on the then current construction schedule.


                                       -6-

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          More specifically:

          (1) In the event the Delivery Date is delayed for up to sixty (60) days past November 1, 2007, then Tenant shall be entitled to rent abatement in an amount equal to two (2) days pro-rata Base Monthly Rent for each one (1) day of such delay;

          (2) In the event the Delivery Date is delayed for up to an additional one hundred twenty (120) days after December 30, 2007, then Tenant shall be entitled to rent abatement in an amount equal to three (3) days pro-rata Base Monthly Rent for each one (1) day of such additional delay; and

          (3) Notwithstanding the foregoing, in the event the Delivery Date is delayed past April 29, 2008, or in the event at any time the construction schedule prepared by Landlord's prime contractor or certified by Landlord's architect reasonably indicates the Delivery Date will occur after April 29, 2008, then in either event Tenant may terminate this Lease after thirty (30) days written notice to the Landlord unless the Delivery Date is attained during such thirty (30) day period.

     (F) LATE COMPLETION. For each day that Substantial Completion is delayed past January 31, 2008, Tenant shall be entitled to a credit as provided below against its Rent otherwise first falling due (exclusive of pre-paid rent) under this Lease during the Initial Term, except to the extent any such delay was caused by a Force Majuere Event. A "Force Majeure Event" means only acts of God, strikes, lockouts, labor troubles, inability to procure materials despite commercially reasonable efforts to do so, discovery of archeologically significant artifacts which halt construction, reasonably unforeseen sub-surface conditions materially delaying project excavation, acts of civil or military authorities, fires, floods and earthquakes. Landlord shall notify Tenant in writing of each delay Landlord contends was caused by a Force Majeure Event within ten (10) business days of its occurrence, describing the impact on the then current construction schedule.

          More specifically:

          (1)  In the event Substantial Completion is delayed for up to sixty
               (60) days past January 31, 2008, then Tenant shall be entitled to rent abatement in an amount equal to two (2) days pro-rata Base Monthly Rent for each one (1) day of such delay;

          (2) In the event Substantial Completion is delayed for up to an additional one hundred twenty (120) days after March 31, 2008, then Tenant shall be entitled to rent abatement in an amount equal to three (3) days pro-rata Base Monthly Rent for each one
               (1) day of such additional delay; and

          (3) Notwithstanding the foregoing, in the event Substantial Completion is delayed past July 29, 2008, or in the event at any time the construction schedule prepared by Landlord's prime contractor or certified by Landlord's architect reasonably indicates Substantial Completion will occur after July 29, 2008, then in either event Tenant may terminate this Lease after thirty
               (30) days written notice to the Landlord unless Substantial Completion is attained during such thirty (30) day period.

5.   RENT.

     (A) BASE MONTHLY RENT. Subject to Section 5(d), Tenant shall pay Landlord monthly base rent in the initial amount set forth in Section 1 which shall be payable monthly in advance on the


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          first day of each and every calendar month ("Base Monthly Rent")
          beginning on the Lease Commencement Date until the expiration or earlier termination of this Lease.

     (B) PRE-PAID RENT. As otherwise provided in Section 37 below herein, upon Broker's certification to Landlord that the Leasing Fee has been paid, Tenant shall be deemed to have paid in full all Base Monthly Rent otherwise due hereunder applicable to months twelve (12), twenty-four
          (24), forty-eight (48) and seventy-two (72) of the Initial Term hereof.

     (C) RENT ADJUSTMENT. Base Monthly Rent shall be increased on each anniversary of the Lease Commencement Date by an amount equal to $1.00 per rentable square foot per annum as set forth in Section 1(j).

     (D) RENT ABATEMENT. Notwithstanding anything to the contrary herein, within thirty (30) days after commencing to conduct business in the Building, Tenant shall have the option to designate up to 20,000 RSF as a space pocket area, which area may be comprised of space located in various areas and floors of the Building as Tenant may select (collectively, the "Space Pocket Area"), thereafter, space pockets may not be switched or otherwise reconfigured. For each of the eighteen
          (18) months immediately following the Lease Commencement Date, Tenant shall not pay Rent on the Space Pocket Area as long as the Space Pocket Area remains unoccupied by Tenant. Tenant shall promptly notify Landlord of its use and occupancy of any portion of the Space Pocket Area, and shall commence paying Rent on each portion of the Space Pocket Area at such time as Tenant occupies such area. Occupancy of any portion of the Space Pocket Area shall mean the date on which Tenant first has an employee actually working in such area.

     (E) RENT WITHOUT OFFSET AND LATE CHARGE. All Base Monthly Rent shall be paid by Tenant to Landlord without prior notice or demand in advance on the first day of every calendar month, at the address shown in
          Section 1(c), or such other place as Landlord may designate in writing from time to time. Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable without prior notice or demand when specified in this Lease, but if not specified, then within thirty (30) days of demand, during which time the parties will work to resolve any good faith disagreements on the amount due. All Rent shall be paid without any deduction or offset whatsoever except as otherwise specifically provided herein. All Rent shall be paid in lawful currency of the United States of America. Proration of Rent due for any partial month shall be calculated by dividing the number of days in the month for which Rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent or other sum due from Tenant is not received within ten (10) business days of the date due, Tenant shall pay to Landlord a sum equal to five percent (5%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default.


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6.   USE AND ACCESS.

     (A) TENANT'S USE. Tenant may use and occupy the Premises for any lawful commercial purpose. Tenant shall have access to the Premises and to the parking 24 hours per day, 7 days per week, 365 days per year, including all holidays. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Building, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant will not knowingly use or permit to be used in said Premises anything that will materially increase the rate of insurance on said Building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said Building or any part thereof; nor overload any floor or part thereof; nor permit any unreasonably objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said Building. Tenant, at Tenant's expense, will comply with all health, fire and police regulations respecting said Premises.

     (B) LANDLORD ACCESS. Landlord, its engineer or other agents may retain a pass key to said Premises to enable Landlord to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises. In recognition that Tenant will be conducting business that may involve matters of a non-public or confidential nature, if no emergency exists, Landlord shall provide Tenant at least 24 hours notice of any entry into the Premises, and Tenant shall have the right to have a party present during any such entry by Landlord, Landlord's engineer or any other agents.

     (C) LANDLORD ALTERATIONS. Tenant acknowledges that Landlord may from time to time, at its reasonable discretion, make such modifications, alterations, deletions or improvements to the Building as Landlord may deem necessary or desirable, without compensation or notice to Tenant as long as such modifications, alterations, deletions or improvements do not materially alter Tenant's use of its Premises.

7. HAZARDOUS SUBSTANCES. Landlord hereby covenants and warrants to Tenant that the Premises will not contain any Hazardous Material, or if such material does exist, it exists in compliance with all applicable federal, state or local law, and agrees that if during the term of the Lease Hazardous Material not introduced by Tenant is discovered within the Premises, or any state, federal or local governmental authority or agency having jurisdiction requires the removal of any Hazardous Material, Landlord shall at Landlord's expense remove, encapsulate or take other accepted abatement measures with respect to such Hazardous Material in compliance with or as required by all applicable laws, rules and regulations of local, state and federal governmental authorities. Landlord shall defend, indemnify and save Tenant harmless from and against any injuries, claims, accidents, damages, liabilities and expenses (including reasonable counsel fees) arising out of any breach of the foregoing representation and warranty of Landlord. The provisions of this paragraph shall survive the expiration or termination of the Lease.

     For purposes of this Section 7, Hazardous Material shall include flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives thereof or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes,

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     presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances.

     The parties anticipate that Landlord may be required to conduct certain environmental work at, about or beneath the Building following completion of the Building and commencement of the Initial Term, which may involve monitoring and pumping sub-surface water. Any and all such work shall be the entire responsibility of Landlord to be conducted at Landlord's sole cost and risk including additional water/sewer charges for such water, and without interference to Tenant's quiet enjoyment of the Premises.

8. BUILDING SERVICES, COSTS AND REPAIRS. This is a "triple net", NNN Lease. During the term of this Lease, Tenant shall be responsible for payment of all costs and expenses incurred for electric light and power, heat, air conditioning, elevators, water, sewer, janitorial services, parking services, all building maintenance contracts (except those which are Landlord's responsibility as provided in Section 12 below), recycling and trash removal, window washing, security, landscaping, real estate taxes and insurance, and all other services to the Building. Tenant shall contract directly with utility and service providers for the provision and payment of all such utilities and other services. Landlord shall be fully responsible for the cost of, and shall promptly and regularly perform, all repairs and maintenance to the roof, exterior walls and foundation. To the extent Tenant's repair and maintenance obligations hereunder relate to work performed for or goods supplied to Landlord, Landlord shall assign to Tenant all applicable warranties and service contracts. In the event this Lease is hereafter amended to contract the scope of the Premises, such amendment shall then also provide for pro-ration or separate metering of Tenant's utility/operating/repair costs, taxes to be paid by Tenant and insurance premiums to be paid by Tenant to reflect Tenant's reduced occupancy.

9.   TAXES AND OTHER CHARGES.

     (A) OBLIGATION FOR PAYMENT. Tenant shall pay, satisfy and discharge as the same become due and payable and prior to delinquency all ad valorem real and personal property taxes and assessments and any other taxes or charges levied or imposed upon or against Tenant's proportionate share of the real estate on which the Building is to be situated and/or any improvements now or hereafter made or constructed upon the real estate on which the Building is to be situated (the "Improvements") during the term of this Lease (collectively, "Taxes"). If any Taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the Taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such Taxes for which Tenant is primarily liable hereunder.

     (B) TAXES PAYABLE IN INSTALLMENTS. If, by law, any Taxes may, at the option of the taxpayer, be paid in installments (whether or not interest accrues on the unpaid balance of such tax), Tenant may pay such Taxes (and any accrued interest on the unpaid balance of such Taxes) in installments, as they become due during the Term of this Lease.

     (C) PRORATION OF TAXES FOR PERIOD OTHER THAN TERM. Any Taxes, including Taxes which have been converted into installment payments, relating to a part of a fiscal period of the taxing authority which has been included within the term and a part of which has been included in a period of time prior to the commencement or after the end of the term, shall, whether or not the Taxes are assessed, levied, confirmed, imposed upon or in respect of, or become a lien upon the Premises, or become payable during the term, be adjusted between Landlord and Tenant as of the commencement or end of the term, so that Tenant will only pay that portion of such Taxes applicable to the term, and Landlord will pay the remainder.

     (D) RIGHT TO CONTEST TAXES. Tenant shall have the right to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, only after paying the same or posting such security as Landlord may reasonably require in order to protect the Premises against loss or forfeiture. Upon the termination of any such proceedings, Tenant will pay the amount of such Taxes or part of such Taxes as finally determined to be due and payable, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any such contest or proceedings unless the provisions of any law or regulations then in effect require that such proceedings be brought by or in the name of Landlord. In that event, Landlord will join in such proceedings or permit them to be brought in its name; however, Landlord will not be subject to any liability for the payment of any costs or expenses in connection with any such contest or proceedings, and Tenant shall indemnify Landlord against and save Landlord harmless from any such costs and expenses.

     (E) ADDITIONAL TAXES OR ASSESSMENTS. Should there presently be in effect or should there be enacted during the term of this Lease, any law, statute or ordinance levying any assessments or any tax upon the Premises other than federal or state income taxes, Tenant shall reimburse Landlord for Tenant's proportionate share of said taxes or assessments at the same time as rental payments.

10. SIGNAGE. Tenant shall have the exclusive right to name the Building the "F5 Building" or such other appropriate name as Tenant may select. Tenant shall have the exclusive right, at Tenant's expense, to place its corporate logo or other identifying signage on the exterior of the Building, the size, location and design of which are depicted on Exhibit B hereto, or as otherwise reasonably approved by Landlord; provided, however, that Landlord hereby approves exterior signage consistent with the size, scope and nature of that currently in place at the 401 Elliott Building. No other sign, picture, advertising or notice shall be displayed, inscribed, painted or affixed to any of the glass or exterior of the Building without the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

11.  BUILDING PARKING GARAGE.

     (A) GRANT OF EXCLUSIVE RIGHT. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, the exclusive right to use the Building Garage and the surface parking located on the Property. The Building Garage shall contain not less than one hundred twenty-three (123) parking stalls, there shall be not less than twenty-three (23) surface lot parking stalls on the Property, and Landlord shall provide to Tenant not less than one hundred (100) parking stalls at lots located within a two and one-half block radius of the Property (the "Off-Site Parking"). The initial charge will be $125.00 per month per stall for spaces within the Building Garage and $100.00 per month for spaces exterior to the Building Garage. In the event Landlord sells the Building, Landlord will no longer have an obligation to provide the Off-Site Parking.

     (B) CHARGES. The initial monthly charge for the parking to be provided to Tenant by Landlord shall be the amounts set forth in Section 1(i) of the Lease. Such rate shall be in effect upon the Commencement Date of the Lease, subject to adjustment during each year of the Lease term based upon comparable parking rates for similar Buildings in the Lower Queen Anne area (reflecting any applicable federal, state and local taxes and levies); provided, however, in no event shall the rates set forth in Section 1(i) be increased during the initial twelve (12) months of the Lease term. Tenant's monthly parking charge for all parking permits and the charges for all validated parking, if any, shall be billed to Tenant and shall be due as Additional Rent within ten (10) days after such billing.

12. MAINTENANCE. Landlord shall maintain and repair, in good condition, the structural parts of the Premises and the Building, which shall include the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the electrical, plumbing and sewerage systems outside the Building, gutters and downspouts (excluding cleaning, which shall be Tenant's responsibility) on the Building. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, storefronts, floors, ceilings, HVAC systems, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed on the Lease Commencement Date, except for reasonable wear and tear or damage caused by fire or other casualty. Except as provided below, Tenant shall have no obligation to remove Tenant's Work from the Premises at the time Tenant surrenders possession of the Premises to Landlord.

13. ALTERATIONS. Tenant shall have the right to make alterations or additions to the Premises, or construct additional improvements on the Premises, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord's prior written consent will not be necessary for any alteration, addition, or improvement of a cosmetic and non-structural nature. All work shall be made with due diligence, in a good and workmanlike manner and in compliance with all laws, ordinances, orders, rules, regulations, certificates of occupancy, or other governmental requirements, and provided Tenant shall provide Landlord with thirty (30) days advance notice before commencing such work, excepting the cosmetic work. Title to all improvements constructed or installed by Tenant shall be and remain vested in Tenant during the term of this Lease. All alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made to the Premises by Tenant, will immediately vest in Landlord at the end of the Term of this Lease and will remain on the Premises without compensation to Tenant. Notwithstanding anything to the contrary in this section, all equipment, shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal, Tenant shall repair the portion of the Premises from which such equipment, shelves, bins, machinery or trade fixtures were removed. Upon Lease expiration, Tenant shall, upon Landlord's request, remove its cabling from the Premises and the Building. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the Buildings and other improvements situated on the Premises.

14. RELEASE AND INDEMNITY. Either party (each as the "Indemnifying Party") will defend, indemnify and hold harmless the other from any claim, liability or suit including attorney's fees by any person, persons, and/or entity for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where said damages or injury was caused by the negligence or intentional act of the Indemnifying Party, its agents, employees, servants, customers or clients.

15.  INSURANCE.

     (A) CASUALTY INSURANCE. Landlord shall, at Tenant's expense, obtain and keep in force, throughout the Initial Term and any Renewal Term(s) of this Lease, a policy or policies of "all-risk" casualty insurance, insuring the Premises against loss or damage by fire or other casualty (including earthquake and flood), naming Tenant and such other parties as Landlord or Tenant may designate as additional insureds as their interests may appear. The amount of such insurance will be not less than the full replacement value of the Building. Tenant shall be provided with full copies of all policies as revised or supplemented from time to time.

     (B) GENERAL LIABILITY INSURANCE. Landlord shall, at Tenant's expense, obtain and keep in force during the Initial Term and all Renewal Term(s) of this Lease, a policy or policies of general liability insurance with a combined single limit of not less than $1,000,000 for injury to or death of any one person, $100,000 for injury to or death of any number of persons in any one occurrence, and $100,000 for damage to property, insuring against any and all liability of Landlord and Tenant including, without limitation, coverage for contractual liability, broad form property damage, host liquor liability, and non-owned automobile liability, with respect to the Premises or arising out of the maintenance, use, or occupancy of the Premises. Such insurance will be separate from any insurance which may be carried by Tenant and will contain a provision that Tenant, as an additional named insured, will be entitled to recover under the policy for any loss, injury, or damage to Tenant, its agents, and employees, or the property of such persons.

     (C) PASS-THROUGH PREMIUMS. Tenant shall be responsible for payment of all premiums for insurance provided by Landlord under this section to the extent such premiums are applicable only to the Premises, and shall reimburse Landlord for the same within thirty (30) days after receipt of Landlord's invoice for the same; provided, however, that if Tenant can replace Landlord's insurance provided for herein at a more economical rate to Tenant and otherwise fully consistent with the insurance requirements of this section, Tenant may with the Landlord's approval, which shall not be unreasonably withheld, delayed or conditioned, contract directly for such insurance coverage, with Landlord as an additional named insured, in which case Tenant shall no longer be responsible for reimbursement to Landlord for the cost of any insurance Landlord elects to retain.

     (D) OTHER MATTERS. All insurance required in this paragraph and all renewals of it will be issued by companies authorized to transact business in the State of Washington. All insurance policies shall be subject to approval by Landlord and Tenant as to form and substance, shall expressly provide that such policies shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and Tenant and shall, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Upon issuance each insurance policy, a duplicate or certificate of such policy shall be delivered to Landlord and Tenant. Landlord may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies.

     (E) MUTUAL WAIVER. Landlord and Tenant waive all rights to recover against each other or against any other Tenant or occupant of the Building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each of theirs or of any other Tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this section or any other insurance actually carried by each of them to the extent actually covered by any such insurance. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation endorsements to all policies of insurance carried in connection with the Premises, Improvements or the contents of either of them. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this paragraph and to obtain such waiver of subrogation rights endorsements.

16. DESTRUCTION. If during the Term, more than twenty-five percent (25%) of the Premises are destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within thirty (30) days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within one hundred eighty (180) days following such destruction, then Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within thirty (30) days of receipt of Landlord's notice. If neither Landlord nor Tenant terminates this Lease as provided above, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent and Tenant's obligation for the payment of expenses under Section 8 above between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

17.  CASUALTY; CONDEMNATION.

     (A) CASUALTY. In the event the leased Premises or the Building is destroyed or injured by fire, earthquake or other casualty to the extent that they are no longer satisfactory for the conduct of Tenant's business, in whole or in part, then Landlord will engage a registered architect to certify within sixty (60) days after such destruction or injury to Landlord and Tenant the amount of time needed to restore the Building and the Premises to substantially the same condition as existed immediately prior to the casualty. If the time needed to so restore the Building and Premises exceeds twelve (12) months from the date of the casualty, then either the Landlord or Tenant may terminate this Lease by giving the other party such notice of termination within thirty (30) days after the notifying party's receipt of the architect's certificate. If a casualty causes damages to the Building and this Lease is not terminated by either party under the provisions of this section, then Landlord shall diligently rebuild and restore the Building and the Premises. Upon a casualty event, the rent shall be abated equitably on a per diem basis for the portion of the Premises that is unfit for occupancy commencing upon the date of the casualty and ending on the completion of the repair and restoration so as to permit Tenant's full and regular occupancy thereof or the earlier termination of this Lease. During any period of abatement of rent due to casualty or destruction of the Premises, unless this Lease has been terminated, Landlord shall use its best efforts to locate comparable space for Tenant at the fair market rate not to exceed Tenant's rental rate hereunder. Landlord shall not be liable for any consequential damages by reason of inability, after use of its best efforts, to locate alternative space comparable to the Premises. Notwithstanding anything to the contrary in this

          Section 17(a). if the casualty occurs in the last eighteen (18) months of the then current term of the Lease, either Landlord or Tenant may terminate this Lease upon thirty (30) days written notice.

     (B) CONDEMNATION. If the whole of the Premises are taken by any public authority under the power of eminent domain, or purchased by the condemnor in lieu thereof, the term of this Lease shall terminate as of the date possession is taken by such public authority. If only a part of the Premises are taken, the Lease shall terminate only as to the portion taken, and shall continue in full force and effect as to the remainder of the Premises, and the Base Monthly Rent shall be reduced proportionately; provided, however, if the remainder of the Premises cannot be made tenantable for the purposes for which Tenant has been using the Premises, or if more than twenty-five percent (25%) of the rentable square footage of the Premises are taken, then either party, by written notice to the other, given at least thirty (30) days prior to the date that possession must be surrendered to the public authority, may terminate this Lease effective as of such surrender of possession. If this Lease is not terminated and the Premises have been damaged as a consequence of a partial taking, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any alterations, additions, fixtures or improvements installed on the Premises, regardless of whether any of such items were initially installed or paid for by Landlord or Tenant.

18. ASSIGNMENT OR SUBLEASE. Tenant will not assign this Lease, or any interest hereunder, or sublet all or any portion of the Premises or permit the use of the Premises by any party other than Tenant and its agents, and this Lease, or any interest hereunder, shall not be assigned by operation of law without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, except that this Lease may be assigned and all or any portion of the Premises sublet without Landlord's consent to a wholly owned subsidiary or parent of Tenant, or to the entity with which or into which Tenant may merge, whether or not Tenant is the survivor of such merger, or to the purchaser of substantially all of the assets of Tenant located at the Premises, provided Tenant shall give Landlord written notice of such assignment. A transfer of Tenant's stock shall not be deemed an assignment. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Landlord, whose consent shall not be unreasonably withheld, conditioned or delayed. In the event the Premises or a portion thereof is sublet (other than in the event of a permitted transfer) rent paid to Tenant in excess of the rent payable hereunder shall be split equally between Landlord and Tenant after all costs are deducted which were incurred by Tenant attributable to subleasing such space.

19. TENANT DEFAULT. If Tenant fails to comply with any obligation set forth in this Lease within thirty (30) days (or five (5) business days for any monetary default) after receipt of notice of such failure, then, Landlord may with or without further notice or demand, at Landlord's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Landlord for arrearages or preceding breach of covenant or condition of this Lease, enter into and repossess said Premises and expel the Tenant and all those claiming under Tenant. In such event Landlord may eject and remove from the Premises all goods and effects (forcibly if necessary). This Lease if not otherwise terminated may immediately be declared by Landlord as terminated. The termination of this Lease pursuant to this Section 19 shall not relieve Tenant of its obligations to make the payments required herein. In the event this Lease is terminated pursuant to this Section 19, or if Landlord enters the Premises without terminating this Lease and Landlord relets all or a portion of the Premises, Tenant shall be liable to Landlord for all reasonable costs of reletting. Tenant shall remain liable for all unpaid rental which has been earned plus late payment charges and any deficiency between the net amounts received following reletting and the gross amounts due from Tenant, or if Landlord elects, Tenant shall be immediately liable for all rent that would be owing to the end of the term, less any rental loss Tenant proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank, situated nearest to the Premises. Waiver by the Landlord of any default, monetary or non-monetary, under this Lease shall not be deemed a waiver of any future default under the Lease. Acceptance of Rent by Landlord after a default shall not be deemed a waiver of any defaults (except the default pertaining to the particular payment accepted) and shall not act as a waiver of the right of Landlord to terminate this Lease as a result of such defaults by an unlawful detainer action or otherwise. Landlord shall promptly and continually pursue all commercially reasonable efforts and means to relet the Premises following a default by Tenant.

20. SUBORDINATION; ESTOPPEL CERTIFICATE. This Lease and all interest and estate of Tenant hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part; provided, however, that a condition precedent to Tenant's agreement to subordinate this Lease pursuant to this section shall be Tenant's receipt of a non-disturbance agreement duly executed and acknowledged by the mortgagee or beneficiary of any deed of trust, and in recordable form, that in the event of foreclosure sale or deed in lieu of foreclosure, for so long as Tenant is not in default under the terms, covenants and conditions of this Lease, this Lease shall continue in full force and effect as a direct Lease between the Tenant and the lender or other succeeding owner of the Premises. Tenant agrees to execute at no expense to the Landlord, any instrument which may be deemed necessary or desirable by Landlord to further effect the subordination of this Lease to any such mortgage or deed of trust. In the event of a sale or assignment of Landlord's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser and recognize such purchaser as Landlord. Tenant agrees to execute, at no expense to Tenant, an estoppel certificate certifying as to the following matters:

     (i) that this Lease is in full force and effect, is binding upon Tenant and that the Lease has not been modified (or stating all modifications to this Lease);

     (ii) the date to which Rent has been paid, the dates to which Rent has been paid in advance, and the amount of any security deposit, if any, or prepaid rent;

     (iii) the rentable square footage of the Premises;

     (iv) that there are no current defaults which with the giving of notice or the passage of time or both would constitute a breach or default under the Lease by Tenant, or to Tenant's knowledge, by Landlord (or specifying any such defaults);

     (v) the Base Rent for the remainder of the Lease term, the Commencement Date, and the Expiration Date; and

     (vi) such other matters pertaining to the Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises, the Building or any interest therein.

21. TENANT IMPROVEMENTS/ALLOWANCE. Landlord shall provide Tenant with a cash allowance equivalent to $35.00 per rentable square foot or $4,802,035.00 (the "Tenant

     Allowance"). The Tenant Allowance may be used by Tenant for all "hard" and "soft" costs associated with the Tenant's Work, including, without limitation, architect and engineer fees, the fee of a Tenant improvement coordinator, permit and plan costs and fees, paint, carpet, wiring and cabling, communication systems of every nature, construction and other costs Tenant incurs in order to build-out the Premises for Tenant's intended use. Any Tenant cost for Tenant's Work in excess of the Tenant Allowance shall be entirely the responsibility of Tenant; provided, however, that in addition to the Tenant Allowance, Landlord shall pay to Tenant $32,000.00 for Tenant's security system and $50,000.00 for Building lobby improvements, due upon completion of the security system and/or lobby improvements as the case may be. The Tenant's Work and the Tenant Allowance are more fully described in the Tenant Work Letter attached hereto as Exhibit C.

22. FIBER OPTICS. Tenant shall have the right to install satellite dishes, fiber optics and related equipment for Tenant's sole use at Tenant's sole cost, expense and liability, subject to Landlord's approval of the location and method of installation, which shall not be unreasonably withheld or delayed for installations that do not interfere with other electronic installations on the Building. Tenant's rights pursuant to this section shall include the right to make reasonable replacements, upgrades and additions subject to the terms of this section.

23. USE OF THE ROOF FOR BUSINESS PURPOSES. Tenant shall have the right to enter on the roof of the Building from time to time, in accordance with the provisions of this section and with the prior approval of Landlord, for the purpose of installing and maintaining, at Tenant's sole cost and expense, equipment in connection with Tenant's use of the Premises (the "Tenant's Equipment") at locations, designated by Landlord. Tenant shall submit drawings, specifications, and installation data for Tenant's Equipment to Landlord for its approval prior to installation.

     Installation of Tenant's Equipment shall be accomplished under the direct supervision of Landlord and in accordance with reasonable rules and regulations prescribed by Landlord. Tenant's Equipment shall be grounded in accordance with Underwriters Laboratories, Inc. requirements.

     Tenant shall make no penetration of the Building's roof during installation or removal of Tenant's Equipment without the prior written consent of Landlord. Tenant shall be responsible for the cost of repairing all damages to Landlord's property caused by the installation, operation, repair, or removal of Tenant's Equipment, except to the extent caused by Landlord, its contractors, or employees. Furthermore, in the event Landlord determines that the Building roof must be repaired or resealed as a direct or indirect result of the installation, maintenance, repair, or removal of Tenant's Equipment, except to the extent caused by Landlord, its contractors, or employees, all such repairing and/or resealing shall be performed by Landlord's designated contractor at Tenant's sole cost and expense.

     Upon termination of this Lease, Tenant, at its sole cost, shall at the request of Landlord remove Tenant's Equipment from the roof of the Building, subject to the provisions of this section. Removal of Tenant's Equipment shall be done in a manner satisfactory to Landlord.

     If access to the Building roof is required by Tenant at times other than normal business hours, Landlord reserves the right to charge Tenant any actual costs incurred by Landlord for overtime wages to Landlord's employees or contractors.

     Tenant shall obtain and maintain all necessary FCC licenses, if any, and all other governmental approvals, licenses, and permits required to operate Tenant's Equipment, which operation shall not interfere with the quiet enjoyment of any other tenants within the Building.

     Tenant agrees that Landlord hereafter shall have the right to install and to grant others the right to install transmitting equipment, satellite dishes, antennae, and similar equipment on the roof of the Building, so long as neither the installation nor operation of such equipment interferes with the operation of Tenant's Equipment.

     Tenant agrees that transmissions from Tenant's Equipment shall not cause interference with transmissions of other persons currently operating communications equipment in the business community in which the Building is located. Upon written notification from Landlord of such interference, Tenant shall immediately stop operation of Tenant's Equipment and not resume operation until such interference is cured. Any future agreement granting another tenant of the Building or any other person the right to make rooftop installations shall contain a covenant by such other tenant or person that its installation and operation of rooftop equipment will not interfere with the operation of Tenant's Equipment, and that if such interference occurs, such other tenant or other user shall cease installation or operation of its equipment until such interference is cured.

24. PURCHASE OPTION. Prior to Landlord listing or actively marketing the Building for sale, Tenant shall have the right of first offer to purchase the Building and the real property on which the Building is located. Prior to listing the Building for sale or otherwise offering the Building for sale to any party, unless in the event of exchange or trade, Landlord shall provide Tenant with notice of the availability of the Building for purchase. This notice will identify the Landlord's intended purchase price for the property (assuming no sales commissions) and any other material terms of a proposed sale. Tenant shall have ten (10) business days following receipt of such notice to notify Landlord of its intent to accept the same, in which event the parties shall promptly enter into a mutually acceptable real property purchase and sale agreement containing the agreed material terms and other terms generally consistent with comparable commercial real property sales agreements in the Seattle metropolitan area.

25. TELEPHONE SERVICE. If Tenant desires telephonic or any other electric connection, Landlord, with Tenant's help, will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting external to the Premises for wires in installation thereof will be permitted. Tenant shall supply its own requirements for telephone service with respect to the Premises and shall be allowed to select its providers for telecommunications and other services. Tenant or its service providers, without charge, shall be allowed to install T-1 lines, multiple points of entry, and other special telecommunication facilities, including cabling and connections from service providers to the Premises. Landlord shall, without charge, cooperate as needed with Tenant's telecommunications and other service providers, including, without limitation providing Building information, providing closet space in the basement of the Building, and signing required authorizations for installation.

26. RISK. All personal property of any kind or description whatsoever in the demised Premises shall be at Tenant's sole risk. Landlord shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Tenant arising from any acts or neglect of co-tenants or other occupants of the Building, or of Landlord or the employees of Landlord, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence or intentional acts on the part of Landlord or its agents. Tenant shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force.

27. INSOLVENCY. If Tenant becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Tenant, or a petition is filed in a court of competent jurisdiction to have Tenant adjudged bankrupt and either remains undismissed or a period of sixty (60) days or results in the entry of an order of relief against Tenant which is not fully stayed within sixty (60) days after entry, then Landlord may at Landlord's option terminate this Lease. Said termination shall reserve unto Landlord all of the rights and remedies available under Section 19 hereof, and Landlord may accept rents from such assignee or receiver without waiving or forfeiting said right of termination.

28. BINDING EFFECT. The parties hereto further agree with each other that each of the provisions of this Lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Section 18 of this Lease.

     It is also understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this Lease by reference. It is further mutually agreed that no waiver by Landlord of a breach by Tenant of any covenant or condition of this Lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

29. HOLDING OVER. If Tenant holds possession of the Premises after the term of this Lease, Tenant shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect 125% of the then current amount due under the Lease. During any month-to-month tenancy, Tenant acknowledges Landlord will be attempting to relet the Premises. Tenant agrees to cooperate with Landlord and Tenant further acknowledges Landlord's right to terminate the Lease with proper notice.

30. TIME FOR PERFORMANCE. If any date for performance hereunder falls on a day that is a Saturday, Sunday or legal holiday, then such performance shall be due on the next business day thereafter.

31. ATTORNEY'S FEES. If any legal action is commenced to enforce any provision of this Lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and disbursements including those on appeal.

32. NO REPRESENTATIONS. Neither party has made any representations or promises except as contained herein.

33. QUIET ENJOYMENT. So long as Tenant pays the rent and performs the covenants contained in this Lease, Tenant shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this Lease.

34. RECORDATION. Tenant shall not record this Lease without the prior written consent of Landlord, whose consent shall not be unreasonably withheld, conditioned or delayed. However, at the request of Landlord, both parties shall execute a memorandum or "short form" of this Lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this Lease shall describe the parties, the Premises and the Lease term, and shall incorporate this Lease by reference. Notwithstanding the foregoing, however, Tenant may record or file this Lease with the SEC as required by SEC rules and other regulations.

35. MUTUAL PREPARATION OF LEASE. It is acknowledged and agreed that this Lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this Lease.

36. GOVERNING LAW. This Lease shall be exclusively governed by, construed and enforced in accordance with the laws of the State of Washington.

37. REAL ESTATE COMMISSION. Landlord and Tenant hereby acknowledge that Washington Partners, Inc. ("Broker") represented Tenant in this transaction and is due a Leasing Fee equivalent to $7.50 per RSF leased. This Leasing Fee is an agreed obligation payable by Landlord to Broker. However, the parties agree that Tenant shall pay the Leasing Fee to Broker in full upon full execution and delivery of this Lease and, in turn, shall be entitled to credits therefor as pre-paid rent for months 12, 24, 48 and 72 of the Initial Term hereof as otherwise provided in Sections 1(n) and 5(b) above herein. To the extent, if any, that the Pre-Paid Rent attributable to months 12, 24, 48 and 72 exceeds the Leasing Fee, Tenant shall pay any such excess to Landlord as soon as the same is ascertainable. Each party shall indemnify and hold the other harmless from any claim for a commission by any other broker allegedly acting on such party's behalf.

38. NOTICES. Any notice under this Lease must be in writing and be personally delivered, delivered by recognized overnight courier service or given by mail or via facsimile. Any notice given by mail must be sent, postage prepaid, by certified or registered mail, return receipt requested. All notices must be addressed to the parties at the following addresses or at such other addresses as the parties may from time to time direct in writing:

     LANDLORD:   Selig Real Estate Holdings XXV, L.L.C.
                 1000 Second Avenue, Suite 1800
                 Seattle, WA 98104-1046
                 Facsimile No. (206) 386-5296

     TENANT:     F5 Networks, Inc.
                 401 Elliott Avenue West
                 Seattle, WA 98119
                 Attention: Chief Accounting Officer
                 Facsimile No. (206) 272-5556

     Any notice will be deemed to have been given, if personally delivered, when delivered, and if delivered by courier service, one (1) business day after deposit with the courier service, and if mailed, two (2) business days after deposit at any post office in the United States of America, and if delivered via facsimile, the same day as verified, provide that any notice delivered via facsimile must also be delivered via another means of delivery hereunder; provided that any verification that occurs after 5 p.m. on a business day, or at any time on a Saturday, Sunday or holiday, will be deemed to have been delivered on the following business day.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                               TENANT:

SELIG REAL ESTATE HOLDINGS              F5 NETWORKS, INC.,
XXV, L.L.C., a Washington limited       a Washington corporation
liability company


By: /s/ Martin Selig                    By: /s/ Illegible
    ---------------------------------       ------------------------------------
    Martin Selig, Managing Member       Its: SVP & CAO

                    [ACKNOWLEDGEMENTS APPEAR ON THE FOLLOWING PAGE]

STATE OF WASHINGTON   )
                      )ss.
COUNTY OF KING        )

     I certify that I know or have satisfactory evidence that MARTIN SELIG is the person who appeared before me, and said person acknowledged that he signed this instrument as the Managing Member of SELIG REAL ESTATE HOLDINGS XXV, L.L.C., a Washington limited liability company, and acknowledged it to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument, and on oath stated that he was authorized to execute this instrument on behalf of such limited liability company.

     DATED: October 31, 2006


(SEAL)                                  /s/ Jill M. Hayes
                                        ----------------------------------------
                                        (Signature)

                                        Jill M. Hayes
                                        ----------------------------------------
                                        (Please print name legibly)

                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Fall City, Wa
                                        My commission expires 6.1.10

STATE OF WASHINGTON   )
                      )ss.
COUNTY OF KING        )

     I certify that I know or have satisfactory evidence that JOHN RODRIGUEZ is the person who appeared before me, and said person acknowledged that HE signed this instrument as the SVP & CAO of F5 NETWORKS, INC., a Washington corporation, and acknowledged it to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument, and on oath stated that HE was authorized to execute this instrument on behalf of such corporation.

     DATED: 10.31.2006


(SEAL)                                  /s/ CATHERINE J. ROHANOWSKA
                                        ----------------------------------------
                                        (Signature)

                                        CATHERINE J. ROHANOWSKA
                                        ----------------------------------------
                                        (Please print name legibly)

                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Seattle, WA,
                                        King County
                                        My commission expires 09.09.2009

                                    EXHIBIT A
                                       TO
                             OFFICE LEASE AGREEMENT

                             Floor Plans of Premises

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                    EXHIBIT B
                                       TO
                             OFFICE LEASE AGREEMENT

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                    EXHIBIT C
                                       TO
                             OFFICE LEASE AGREEMENT

                               Tenant Work Letter

                               TENANT WORK LETTER

F5 Networks, Inc. (hereinafter called "Tenant") and Selig Real Estate Holdings XXV, LLC (hereinafter called "Landlord") are executing simultaneously with this Tenant Improvement Work Letter (the "Work Letter") and a written Lease (the "Lease") for space in the building known as 333 Elliott West, Seattle, Washington 98119. As further consideration to entering into the Lease, Landlord and Tenant mutually agree to the following terms and conditions.

I.   LANDLORD WORK AT LANDLORD EXPENSE

     Landlord shall complete the Building Shell and Core in substantial accordance with Exhibit D to the Lease entitled Building Shell and Core Outline Specifications (the "Landlord Work"). As used in this Lease, the "Delivery Date" shall be the date the Premises are sufficiently complete to allow Tenant to commence construction of Tenant's improvement work (the "Tenant Work") when Landlord has substantially completed the following items of its Landlord Work and delivered possession of the Building to Tenant for the purpose of commencing the Tenant Work including the following, provided that in the event the Delivery Date is delayed due to Tenant Delay, then the Delivery Date shall be the date on which the Delivery Date would have occurred but for the Tenant Delay:

     A. Building is fully enclosed and water tight, including the roof and permanent exterior walls and windows.

     B. Power and lighting and electrical service all available as described in Exhibit D to the Lease for distribution by the Tenant; and

     C.   There shall be evidence reasonably satisfactory to Tenant that:

          1. The balance of the Landlord Work can be completed prior to the Lease Commencement Date; and

          2. The Tenant's contractor is able to proceed efficiently with the Tenant Work, subject to a requirement of reasonable coordination and cooperation with Landlord's Shell and Core contractor.

     Tenant may begin the Tenant Work prior to the above items being completed at Tenant's election, provided that the Tenant's decision to begin the Tenant Work shall not interfere with the Landlord's Substantial Completion of the Premises.

     Except as set forth above and as defined in Exhibit D, all work, improvements, finishes and/or equipment required by Tenant and/or specified in the approved Tenant Plans for the Premises shall be considered the Tenant Work.

II.  LANDLORD WORK AT TENANT EXPENSE

     Upon request by Tenant, Landlord will have certain Building Shell and Core work that exceeds the scope of the Landlord Work, as defined above, completed during the normal course of construction of the Building Shell and Core. This work shall hereinafter be referred to as "Shell and Core Tenant Upgrades." Once the scope of the Shell and Core Tenant Upgrades are known, Landlord shall provide Tenant with a budget for these Upgrades. All Shell and Core Tenant Upgrades, including the cost for same, shall be authorized in writing by Tenant and approved in writing by Landlord on the same basis as the approval of Tenant's Plans (see Section III.A.4 below). All Shell and Core Tenant Upgrades shall be performed by Landlord's contractor under Landlord's supervision.

III. THE TENANT WORK

     A. TENANT'S PLANS. Tenant shall employ an architect/space planner ("Tenant's Architect") as its architect to provide information to Landlord as necessary for the completion of Shell and Core Tenant Upgrades and to prepare architectural drawings and specifications for all layout and improvements to the Premises not included in the Landlord Work. Tenant shall also employ all necessary engineers (the "Tenant's Engineers") to prepare technical working drawings and specifications for all the Tenant Work, including structural alterations, mechanical and electrical work. All such drawings and specifications are referred to herein as "Tenant's Plans" and shall include the "Preliminary Plans", "M&E Working Drawings" and "Issued for Construction Documents" all of which are hereinafter defined. Tenant's Plans shall be in form and detail sufficient to secure all required governmental approvals and shall be completed on Auto-Cad (Version 14 or higher).

          Tenant's Architect and Tenant's Engineers shall be reasonably acceptable to Landlord and Tenant. McKinstry Co. (mechanical) and the Gerber (electrical) are hereby approved as Tenant's Engineers for mechanical and electrical engineering work. Other architects and engineers required in the course of Tenant's Plans will be as mutually approved.

          1. PRELIMINARY PLANS. The Preliminary Plans shall be a schematic plan (1/8" scale) for the Premises for special structural and loading requirements in excess of those provided for in Exhibit D __________________ will be provided to Landlord prior to January 1, 2007. The cost of increasing the floor loads beyond those identified in Exhibit D, shall be a Shell and Core Tenant Upgrade.

          2. MECHANICAL AND ELECTRICAL ENGINEERED WORKING DRAWINGS AND SPECIFICATIONS ("M & E WORKING DRAWINGS"). The Tenant Plans shall be engineered to provide for complete mechanical and electrical operating systems. Tenant shall contract with Tenant Engineers and cause them to prepare M & E Working Drawings showing complete plans for electrical and mechanical systems including but not limited to, life safety, automation, plumbing, and air cooling, ventilating, heating and temperature controls. Tenant shall use Landlord's engineers for this work: Key (mechanical) and Sparling & Associates (electrical) with the Tenant also having the option to use McKinstry Co. and Gerber.

          3. ISSUED FOR CONSTRUCTION DOCUMENTS. The Issued for Construction Documents shall consist of all drawings (1/8" scale) and specifications necessary to construct all Tenant Work in form and detail sufficient to secure all required governmental approvals and to demonstrate conformity with the Landlord's standards and quality. Tenant's Architect and

               Tenant's Engineers are responsible for having all mechanical, electrical, life safety and Tenant Work required structural drawings complete.

          4. APPROVAL BY LANDLORD. Tenant's Plans shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be entitled to withhold approval if the proposed plans and specifications (i) interfere with the structural integrity of the Building, (ii) overload the utility systems of the Building, (iii) violate any applicable laws or regulations, or (iv) materially affect the architectural integrity of the Building. If Landlord disapproves of any of Tenant's Plans, Landlord shall advise Tenant in reasonable detail of required revisions and the reasons therefor. After being so advised by Landlord, Tenant shall promptly submit a redesign, incorporating the revisions required by Landlord, for Landlord's approval. If Tenant has reason to dispute any Landlord disapproval, then the parties shall meet within 5 days and attempt to resolve the dispute.

               If the Parties are unable to resolve their differences as to Tenant's Preliminary Plans within 5 days after meeting, then either party may initiate an arbitration procedure by notifying the other Party of the need to submit their disagreements to binding and final arbitration by a mutually acceptable arbitrator with at least ten (10) years commercial office design experience. If the parties are unable to agree on the arbitrator within a period often (10) days of notice, then either party may request resolution by a single arbitrator before the American Arbitration Association, as set forth at the end of Lease Section 3(c).

          5. SUBMISSION BY TENANT. Tenant shall submit Tenant's Plans to Landlord on or before the following dates:

                    January 1, 2007: Structural floor load requirements. August 1, 2007: All remaining Tenant Plans.

          6. PERMITS. Tenant shall be responsible for the cost and scheduling of the submission of Tenant's Plans, in a timely manner, for plan check by the City of Seattle and the obtaining of a building permit for the Tenant Work; excepting all permits required for the communication conduits addressed in the "Communications and Data Considerations" section of Exhibit D to the Lease, which shall be Landlord's responsibility.

     B.   TENANT IMPROVEMENT CONSTRUCTION

          1. Tenant shall be responsible for the construction of the Tenant Work in accordance with approved Tenant Plans.

          2. Tenant shall, upon completion of Tenant's Plans, directly contract for the Tenant Work itself. When a contract is executed between the selected contractor and Tenant, said contractor shall be referred to as "Tenant's Contractor." Tenant agrees to cooperate with Landlord and Tenant's Contractor in the completion of the Tenant Work by responding to Landlord's and Tenant's Contractor's requests for information in a timely fashion and Landlord agrees to respond similarly to Tenant and Tenant's Contractor.

          3. Tenant shall submit to Landlord a preliminary cost estimate for the Tenant Work and shall provide to Landlord a final pricing for the Tenant Work when received from Tenant's Contractor but not later than fifteen
               (15) days prior to the commencement of the Tenant Work.

          4. Tenant's construction contract with Tenant's Contractor shall be a guaranteed maximum price contract (the "Tenant Improvement Construction Contract") and shall contain a construction schedule (the "Tenant Improvement Construction Schedule") for construction of the Tenant Work. The guaranteed maximum price specified in the Construction Contract shall include all costs and fees for construction of the Tenant Work with the exception of any required governmental permit fees, professional fees and Washington State Sales Tax.

     C. SCHEDULE. Provided that Tenant meets the scheduled deadlines for preparation and approval of Tenant's Plans, the Delivery Date, subject to any Tenant Delay or Force Majure Event, shall be November 1, 2007.

     D.   LANDLORD'S ALLOWANCE FOR TENANT WORK

          1. Landlord shall provide to Tenant a total "Tenant Allowance" as provided in Section 21 of the Lease. The Tenant Allowance shall be applied first toward the costs relating to Shell and Core Tenant Upgrades, if any, including applicable Washington State Sales Tax, then toward the construction of the Tenant Work shown on the final approved Tenant's Plans, including applicable Washington State Sales Tax. 2. Landlord shall pay the cost of the Tenant Work, up to the maximum allowance, directly to the Tenant as more fully described in Section IV below.

     E.   TENANT DELAY

          The term "Tenant Delay" shall mean any delay in the occurrence of the Delivery Date or completion of Landlord's Work resulting from:

          (a) Any Tenant materials, finishes or installations called for on the Tenant Plans which are not readily available and, as a result, adversely affect the schedule;

          (b) Any modification by Tenant to the Tenant's Plans that adversely affects the schedule; or

          (c) Any act by Tenant or its agents and contractors in installing any tenant fixtures or equipment that unreasonably delays the issuance of the Certificate of Occupancy or temporary Certificate of Occupancy for the Premises.

          Landlord shall make commercially reasonable efforts to mitigate the effect of any event that would otherwise cause Tenant Delay, provided that Landlord shall not be required to expend additional funds to mitigate Tenant Delay unless Tenant agrees in writing to reimburse Landlord for such costs.

     F.   LANDLORD DELAY

          The term "Landlord Delay" shall mean those construction events within the reasonable control of Landlord (i.e. excluding Tenant Delay or Force Majeure Event) to the extent such event causes:

          (a) a material and unexpected interference with Tenant's construction of the Tenant Work and resulting delay in substantial completion of the Tenant Work, or

          (b) a delay in the Delivery Date beyond the date specified in the Lease and this Exhibit C.

          Tenant shall make commercially reasonable efforts to mitigate the effect of any event that would otherwise cause Landlord Delay, provided that Tenant shall not be required to expend additional funds to mitigate Landlord Delay unless Landlord agrees in writing to reimburse Tenant for such costs.

     G.   COOPERATION

          The parties agree to use best efforts to cause each of their respective consultants, architects, engineers and contractors to cooperate with one another so that the Landlord Work and Tenant Work are promptly, diligently and efficiently constructed.

     H.   PUNCH LIST

          Within twenty (20) days after Completion of the Building Shell and Core, Tenant shall supply to Landlord a written punch list setting forth readily apparent additional corrective non-warranty work to the Building Shell and Core which Tenant believes is required to be performed pursuant to the requirements of Exhibit D. Once Landlord has been provided with a punch list in accordance with the foregoing, and agrees with the content of the punch list, Landlord shall within thirty (30) days of receipt of the punch list take such measures as are necessary to correct such defective work.

IV.  ADMINISTRATION OF WORK

     A.   LANDLORD REIMBURSEMENT

          1. Landlord shall at the direction of Tenant either reimburse Tenant or directly pay Tenant's Contractor (up to the maximum amount of the Tenant Allowance remaining after reductions for Shell and Core Tenant Upgrades) for the Tenant Work on a monthly basis, within twenty (20) days after the receipt and approval from the representative of the Landlord's Construction Lender of a draw request from Tenant's contractor, accompanied by a signed Application and Certificate for Payment (in AIA format) from Tenant's Architect confirming that the work covered by such draw request has been completed to its satisfaction. So long as the draw request is accompanied with the proper documentation as noted, Landlord's Construction Lender shall not withhold its approval and shall agree to pay such draw request when due; in the event Landlord's Construction Lender delays or withholds payment of any such draw request for any reason other than Tenant's non-compliance with the Lease and this Exhibit C, Landlord shall then promptly fund the draw request notwithstanding the Lender's position. This payment request shall also be accompanied by partial conditional lien releases from Tenant's Contractor covering the Tenant Work performed and/or materials and labor supplied through the date of each application for payment and full conditional lien releases from each subcontractor and supplier which has at that stage completed its work and confirmation from Tenant that its general contractor is not in default and that the percentage of work completed on the draw request is accurate. The reimbursement shall be calculated on a percentage-of-completion basis. After completion of one hundred percent (100%) of the Tenant Work, Landlord shall either reimburse Tenant or directly pay Tenant's Contractor for the then unreimbursed balance of the allowance for the Tenant Work minus any mutually agreed holdback for uncompleted punch list items, within thirty (30) days following receipt of a schedule reflecting such costs, together with paid invoices supporting such costs, and satisfaction of all of the following conditions:

               (a) Receipt by Landlord of a set of "as built" drawings for the Tenant Work and a copy of all warranties in effect with respect to such Tenant Work;

               (b) Receipt by Landlord of a certificate from the Tenant's Architect confirming that all Tenant Work have been performed in accordance with the approved plans and specifications, governing codes and ordinances and all punch list items, except mutually agreed items have been corrected;

               (c) Receipt by Landlord of reasonable evidence of payment by Tenant of all other costs, including extras and change orders, to its construction contract;

               (d) The receipt of lien releases from the general contractor and all other persons who performed work on or supplied materials for use in or otherwise have lien rights with respect to the Tenant Work.

          2. Upon completion of all punch list items, the remainder of the Tenant Allowance, if any, shall be disbursed to Tenant.

          3. If any lien is filed with respect to the Premises during the course of construction of the Tenant Work, Tenant shall notify Landlord in writing describing the cause of the lien and, if lien is for reason other than nonpayment by Landlord, the Tenant shall remove or otherwise satisfy the lien.

     B.   CHANGES, ADDITIONS OR ALTERATIONS

          1. TENANT REQUESTED CHANGES. If Tenant shall request any change, addition or alteration in any of the work shown in the Tenant's Plans after Landlord's approval thereof (whether the result of governmental requirement or otherwise), Tenant shall promptly give Landlord a written description of the changes requested and submit to Landlord plans and specifications describing such change. Provided the plans and specifications are complete, Landlord shall expeditiously (but in no event longer than within five (5) business days after receipt of the complete plans and specifications) review such plans and specifications and provide to Tenant written approval of proposed changes. Landlord's approval shall be governed by Section III.A.4. above. Notwithstanding the foregoing, the costs of any Change Order relating to the Tenant Work shall be applied against the Tenant Work Allowance to the extent of any remaining balance thereof. Notwithstanding anything herein to the contrary, Landlord shall have no obligation to agree to or complete any Change Order if and to the extent any delay resulting or possibly resulting from the same jeopardizes the Delivery Date of the Premises, unless Tenant accepts total responsibility for such delay and reasonably compensates Landlord for such delay.

          2. CHANGES DURING CONSTRUCTION (Shell and Core Tenant Upgrades and Tenant Work). Revisions to the Shell and Core Plans or Tenant Plans, if any, are to be accommodated by Field Change Orders. A "Field Change Order" is a document which outlines the scope of a requested change in the Work as defined by the Shell and Core Plans and Tenant Plans and bears the signature of Tenant and Landlord representatives approving such change in scope. All such plans, specifications, and Field Change Orders shall be approved by Landlord and Tenant prior to being executed or acted upon by the Landlord's or Tenant's Contractors. Landlord and Tenant shall be given 24 hours to respond without causing a Landlord or Tenant Delay unless otherwise specified in said Field Change Order. In the event the Field Change Order increases the cost of the Shell and Core or Tenant Work beyond the maximum Tenant Work Allowance, Tenant shall pay for the work per the terms of this Exhibit and the Lease. As for Tenant Work, Tenant shall pay its Contractor per the terms of the construction contract between the Tenant and its Contractor.

                                    EXHIBIT D
                                       TO
                             OFFICE LEASE AGREEMENT

                     333 ELLIOTT AVENUE WEST BUILDING OFFICE
              TENANT BUILDING SHELL AND CORE OUTLINE SPECIFICATIONS

The Building Outline Specifications which follow are intended to establish the scope and quality of finishes, materials and systems to be furnished by Landlord for the construction of the basic Building Shell and Core, as well as the parking structure and landscaped surface parking areas (together referred therein as the "Shell and Core"). The Building Outline Specifications are intended to govern the development of the building drawings through the completion of the final building working drawings and specifications ("The Contract Documents"). Capitalized terms used and not defined shall have the meanings given them in the Lease.

Landlord is committed to developing a long-term investment quality product, which has lasting quality and landmark stature and will be considered in all respects a first class office building development. This Outline Specification may be amended, through mutual consent of the parties, during the completion of the design development and construction document phases of the design of the buildings. The cost of all maintenance following initial installation shall be as provided under the Lease.

FOUNDATION SYSTEM                1.   The foundation system shall be designed
                                      based upon good engineering practice,
                                      soils bearing analysis from a geotechnical
                                      engineer and structural load calculations.
                                      For Typical floor load capacities for all
                                      office floors, see Superstructure System
                                      below, including all exceptions.

                                 2. The foundation system will be constructed with moisture protection and foundation drains designed to provide a dry condition in all occupied areas including the storage and equipment spaces.

                                 3. The garage floor will contain floor drains with sand/oil interceptors as required by code.

SITE WORK AND LANDSCAPING        1. All landscaping and site work shall comply
                                 with city ordinances, as well as the Site Plan
                                 and Landscaping Plan approved by the City of
                                 Seattle Department of Construction and Land
                                 Use. Tenant's input will be considered.

                                 2. Pedestrian plaza with building drive up and surface parking area at North end of building.
                                 The plaza area will include landscaping and a sculpture features as developed by the project design team and as approved by DPD/Land Use.


                                       D-l

                                 3. Parking will be contained in a structured parking facility under the entire length of the site and at the plaza area surface landscaped parking area.

                                 4. Site lighting shall be consistent with other parts of the Project. Buildings will have site fixtures to provide supplemental pedestrian area lighting. A minimum of 1 foot-candle will be maintained at all egress areas as per code.

                                 5. The building will be provided with a secured service loading area and a trash disposal area.
                                 All trash areas shall have capacity for
                                 disposal of recycling materials.

                                 6. Landlord shall provide the bicycle parking area with a bicycle rack.

SUPERSTRUCTURE SYSTEM            1.   The garage framing will be composed of
                                      cast-in-place concrete columns spaced at
                                      approx. 32' o.c. supporting typical two
                                      way post-tensioned floor slabs. The office
                                      framing will be constructed of reinforced
                                      concrete utilizing an approximate 9.0 inch
                                      thick post-tensioned flat slab. The office
                                      floors shall be designed for:

                                              Live load   Partition Load Allowance   Mech Equip
                                              ---------   ------------------------   ----------
                                 Load
                                 Flrs 1&2       l00psf              20psf               l0psf
                                 Flrs 3,4&5      80psf              20psf               l0psf

                                 2. Floor-to-floor heights to be a minimum of 11' -4", floors 3, 4 & 5 and a maximum 15'
                                      - 0" floors 1&2.

                                      Stairs in stair towers will be equal or
                                      superior to concrete filled steel pan
                                      stairs.

ROOF SYSTEM                      1.   Roofs shall be warranted by the specified
                                      manufacturer for a minimum often (10)
                                      years and a maximum of twenty [20] years.

EXTERIOR WALL SYSTEM             1.   The primary Building spandrel and column
                                      cap material shall be a combination of
                                      laid-in-place structural brick and
                                      panelized structural brick veneer. A
                                      secondary spandrel facade shall consist of
                                      panelized horizontal aluminum material
                                      with a Kynar-type coated finish to match
                                      curtain wall aluminum sash. Exterior
                                      vision glass will be Viracon VE1-42 low E
                                      coated one-inch (I") insulated glass
                                      system (typical size 5' 0" wide by 6' 0"
                                      high). A 7'0" high vision glass section is
                                      available on Floors 1

                                      and 2. Opaque spandrel glazing material
                                      shall be equal to Viracon VE1-42 single
                                      pane with custom color ceramic frit and
                                      insulated per code Vision glass will be
                                      supported in aluminum frames with a Kynar-type coated finish. The overall U-value for the entire facade shall be designed to satisfy the current City of Seattle
                                      Amendments to the Washington State Energy
                                      Code.

                                 2.   Building main entry Storefront shall
                                      consist of one [1"] inch insulated clear glass system supported in aluminum sash framing with Kynar-type coated finish.
                                      Push/pull entry hardware will be stainless steel finish, typically. Hinges and hardware will be compatible with the Americans with Disabilities Act criteria.
                                      All building entry doors shall be
                                      connected to the building card key
                                      security system. All entry doors shall be card reader operable.

INTERIOR FINISHES

Garage Elevator Lobbies

   a.   Floor:                   Building Standard Level loop "walk off mat"
                                 type carpeting

   b.   Walls:                   Gypsum wallboard with painted finish,
                                 typically.

   c.   Elevator Fronts:         Stainless steel door panel and door frame,
                                 typically throughout.

   d.   Ceiling:                 2X2 suspended acoustical ceiling. At Tenant
                                 option, Tenant shall have the right to install
                                 2X4 Armstrong Second Look tiles or equal which
                                 shall be know as the building standard
                                 acoustical ceiling.

   e.   Lighting:                Building standard 2X2 recessed indirect
                                 Fluorescent fixtures.

First Floor Entry and
Elevator Lobbies

   a.   Landlord Additional      Per Section 21 of the Lease, Landlord is
        Allowance                providing an allowance of $50,000 for Tenant to
                                 pay for costs associated with building out the
                                 First Floor Entry and Elevator Lobby.

   b.   Elevator Fronts:         Stainless Steel door panels and door frames.

   c.   Entry Doors:             Aluminum framed clear glass doors with brushed
                                 stainless steel hardware trim, as specified
                                 above. Entry Doors shall be installed with an
                                 electronic strike and or lock set compatible
                                 with Tenant

                                 security card reader system. The card reader security system shall be compatible with the Tenant's existing security system at Elliott
                                 West Campus.

   d.    Stair Doors:            Natural finish maple veneered wood doors with
                                 painted hollow metal frames.

Tenant Floors (1 through 5)
and Elevator Lobbies (floors 2
through 5)

   a.   Floors                   Concrete ready for Tenant finish.

   b.   Walls:                   All perimeter walls, columns, core walls
                                 (including the elevator cabs, stair wells,
                                 bathrooms, etc.) to have GWB installed with
                                 reveals (primed and sanded, ready for Tenant
                                 paint).

   c.   Ceiling                  GWB Fascia and Soffit [finish taped, sanded and
                                 primed, ready for painting under Tenant
                                 Improvement phase] with building standard
                                 acoustical ceiling insert and 2X2 recessed
                                 indirect fluorescent fixtures (primed and
                                 sanded, ready for Tenant Paint.

   d.   Elevator Fronts/         Stainless steel doors panels and door frames,
        Entries:                 typically throughout.

Restrooms

   a.   Floors:                  Mosaic Floor tile- Shall be 2"X2" unglazed
                                 porcelain tile, one color for the field area
                                 with one color accent tile.

   b.   Base:                    Mosaic Cove Base tile- Shall be 2"X2"
                                 unglazed porcelain tile to match floor field
                                 color, to extend up wall 6", typical.

   c.   Walls:                   Ceramic Wall tile- Shall be nominal 4"X4"
                                 satin glazed ceramic tile, full height on all
                                 wet walls with one [1] color for the field
                                 areas and one [1] color an accent tile. Walls
                                 shall be painted with high quality washable
                                 enamel paint. Full height and width mirrors
                                 over vanity tops with light cove.

   d.   Ceiling:                 Suspended building standard acoustical ceiling
                                 tile.

   e.   Lighting:                Valance style fluorescent strip lighting over
                                 stalls and vanity, with building standard
                                 recessed compact fluorescent downlights in
                                 center of room.

   f.   Vanity Tops:             Granite, with 4" granite backsplash

   g.   Toilet Partitions:       Ceiling hung, with baked enamel finish.

   h.   Plumbing Fixtures:       Wall hung vitreous china water closet (water
                                 saver type) equal to Kohler, American Standard
                                 or Eljer.

   i.   Toilet Accessories:      Fully recessed accessories in satin finish
                                 stainless steel equal to Bobrick. Lav top
                                 mounted soap dispensers with 4" spout and
                                 liquid soap containers below counter.

Garage

   a.   Floor:                   Concrete slab, finished with paint striping
                                 where applicable.

   b.   Walls:                   Perimeter walls with painted finish, typically.
                                 Core walls with painted concrete masonry units,
                                 cast-in-place concrete and GWB.

   c.   Ceiling:                 Cast-in-place post tensioned concrete.

   d.   Lighting:                24 hour lighting using energy efficient
                                 fluorescent strip fixtures with antenna guards.
                                 Lighting levels shall be 1.5 foot-candle
                                 minimum or greater.

   e.   Graphics:                Complete garage graphics including overhead
                                 signage, wall graphics and directional arrows.

GENERAL Gypsum Wall Board ("GWB"): Typical interior partitions 5/8" GWB on metal studs. GWB ceilings on metal suspension system. Type X as required. Moisture resistant at wet and ceramic tile areas. GWB in Building lobbies and miscellaneous service rooms.

ELEVATOR SYSTEM                  The Building will be served by two (2) gearless
                                 traction [MRL], 3,500-pound capacity passenger
                                 elevators and one (1) gearless traction [MRL],
                                 4,000 pound capacity Service/passenger "swing
                                 "elevator. The passenger and Service "swing"
                                 elevators shall extend to all floors of the
                                 Building including the garage. The oversized
                                 "swing car" will be finished like the passenger
                                 elevators and provided with removable
                                 protection pads and may be used solely by
                                 passengers during peak demand periods, and both
                                 passengers and service at other times.

                                 1. The system will include the complete and workmanlike installation of elevators, with duplex selective collective operation.

                                 2. The system response time, as measured by registration of hall calls, will not exceed 30 seconds during any up-peak demand with all cars in-group service.

                                 3.   The elevators will be equipped with
                                      proximity card readers that interface
                                      directly with the Building card access
                                      system. The Building card access system
                                      will provide the flexibility to program
                                      access or denial of access to each card
                                      reader based upon one or a combination of variables, such as days of the year, month or week, time of day, or an individual card. The Building security system will be capable of printing out a record of each attempted or actual access at any card reader in the Buildings.

                                 4.   The elevator cabs will be customized
                                      architectural metal wall panels, ceiling canopies & lighting, handrails; along with building standard carpet flooring. Cab supplier shall furnish standard architectural metal fronts, trims and accessories.

                                      One (1) car control station will be
                                      provided in each standard cab. One (1) car control station will be provided in the service "swing car" cab.

                                      Elevators shall conform to all ADA
                                      requirements. Pads will be provided for
                                      one (1) elevator in the Building (the
                                      "swing car").

                                      Standard cab inside height will be eight feet (8'). "Swing car" inside height will be approximately nine feet, six inches (9'
                                      -6").

SECURITY / ACCESS                Per Section 21 of the Lease, Landlord is
                                 providing an allowance of $32,000 for Tenant to
                                 pay for costs associated with Tenant installing
                                 a proximity card key security system
                                 controlling access to all exterior doors
                                 building, garage, and lobby and elevator cabs.
                                 Landlord shall install the conduit to all card
                                 reader locations to allow tenant to install the
                                 necessary cable, card readers, and electrical
                                 power for the security system. Within the
                                 office portion of the building, the locations
                                 for the Landlord installed conduit shall be as
                                 follows, 1) at the outside location of the
                                 level 1 main lobby entry door, 2) at the
                                 loading dock vestibule entering the delivery
                                 foyer, 3) at the double doors exiting the
                                 delivery foyer, 4) all conduit and cable
                                 required for installation of Tenant supplied
                                 card readers in the elevator cabs. The
                                 locations for the card

                                 readers for the parking garage will be as follows, 1) at an outside location with close proximity to the entry roll up door to activate both the entry roll up door and the electronic arm on the northern portion of the property, 2) at the bottom of the exit ramp to activate the exit electronic arm and roll up door on the southern portion of the property. 3) at the two separate door entrances at the elevator lobby of the parking garage. 4) Landlord shall install and charge against the Tenant
                                 Improvement Allowance the costs associated with installing conduit with a rated box and stub-out above the ceilings at each of the doors in the main stairwells (Stairwell A & B)
                                 This system shall be compatible with Tenant's existing card key security system at 401
                                 Elliott Avenue West. Subject to Landlord review of Tenant of Tenant's existing system.

                                 Landlord shall install roll up gates to secure the parking garage at both the entry and exit portions of the building and electronic arms at both the entry and exit locations within the parking garage. The roll up garage gates and electronic arms shall be equipped with a rough in for the card key readers, including, but not limited to all required conduit.

                                 All Fire Stair doors shall be furnished with electric lock sets and electric transfer door hinges OK

MECHANICAL SYSTEM                The system will be designed and installed to
                                 meet all current codes.

Performance Criteria:            a.   Summer outside temperature at 85 degrees,
                                      system maintains 74 degrees inside.

                                 b. Winter outside temperature at 17 degrees, system maintains 70 degrees inside.

                                 c. Occupant load based on 150 square feet per person, with people loads calculated 450 but/person, combined sensible and latent.

                                 d.   Ventilation air design at 20 CFM per
                                      person.

                                 e. Cost-effective heat reclaim technologies to be applied as required by code.

                                 f. Provision for "off-cooling" capabilities of equipment, hydremic riser only.

                                 g. Rooftop equipment will be installed with refrigerants to meet current CFC requirements.

                                 h.   Toilet exhaust and other "dirty air"
                                      exhausted directly out of Building at
                                      roof. These shafts will be sized to
                                      accommodate exhausting of electrical and communication rooms.

                                 i.   Mechanical noise levels at the time
                                      Landlord receives the Landlord Shell and Core Certificate of Occupancy shall be kept at or below NC 40 with building standard drop in ceiling throughout.

                                 j.   The basic system shall be designed with
                                      capacity to cool miscellaneous equipment loads of 3.0 watts per square foot.

HVAC SYSTEM

   a.   Garage:                  Ventilation only to provide exhaust per current
                                 codes

   b.   Building:                VAV Rooftop mounted, air handling packaged
                                 units, two [2] Mammoth AH units total. The
                                 rooftop AH units shall provide a minimum
                                 cooling capacity of one ton / 350 square feet
                                 of floor area, on each floor. Roof curbs,
                                 vibration isolation shall be provided. The
                                 Building's rooftop equipment will have capacity
                                 for handling Tenant miscellaneous equipment as
                                 specified above. The equipment will employ DX
                                 units with multiple refrigeration circuits that
                                 will allow off-hour use in selected areas and
                                 still have the advantage of economizer cooling.
                                 System will provide for a full hundred percent
                                 (100%) outside air economizer when atmospheric
                                 conditions are appropriate. Building HVAC will
                                 be monitored and controlled by a Direct Digital
                                 Control (DDC) energy management and
                                 environmental controls system featuring
                                 individual zone control and after-hours
                                 flexibility. Individual zone terminal boxes
                                 will be "pressure independent," series fan
                                 powered perimeter terminal boxes capable of
                                 multi-staged heating and cooling, with cooling
                                 only terminal boxes for interior zones. The
                                 terminal boxes, control wiring and temperature
                                 sensors will be furnished and installed as part
                                 of Tenant work. As part of the Shell and Core
                                 work, the Landlord shall install all medium
                                 pressure horizontal duct work as required to
                                 service one VAV zone per 1000 useable square
                                 feet.

   c.   HVAC System              The computerized environmental control system
        Operating Hours:         for the equipment will permit an override of
                                 the operating schedule to serve an individual
                                 one or a predefined group of zones, by pushing
                                 a button on the thermostatic sensor.

PLUMBING Plumbing work shall include design installation of a complete plumbing system for buildings including all equipment and systems. All materials installed shall be new and of commercial quality with the same brand or manufacturer used for all similar material or equipment. Color of all fixtures shall be white, unless otherwise specified. Enamelware shall be acid resisting throughout. The following is a partial list of required systems and services:

                                 a.   Toilet room fixtures as required by all
                                      codes, including ADA.

                                 b.   All roof and overflow drains per code.
                                      Provide floor drains with trap primers in all toilet rooms.

                                 c.   Back-flow Preventer (BFP) & Pressure
                                      Reducing Valve (PRV).

                                 d. Drinking fountains shall be furnished as standard [non-refrigerated] drinking fountains and per ADA requirements.

                                 e.   All waste and vent piping systems

                                 f.   All plumbing/piping systems are to be
                                      studded outside the building and include final connections/coordination to city/local utilities.

                                 g. Access doors and access panels in finished walls, floors, or ceiling are required and shall be unobtrusive.

                                 h.   Strom water piping from roof drains.

                                 i.   Condensate drainage system connected to
                                      all mechanical equipment condensate drain pans, connected in turn to the building piping system.

ELECTRICAL SYSTEM FOR THE        The system will be designed and installed to
BUILDING SHELL                   meet all applicable current codes

                                 1.   Incoming power will be provided to the
                                      Building by the local utility ("Utility") via a transformer installed and maintained by the Utility. Power will ~then travel from the transformer vault to the Building's main service switchgear which will have multi-level ground-fault protection and be sized to provide levels of service, circuit and devices as outlined below at a service voltage of 480 volts.

                                 The main Building service configuration will be a wye, three-phase, four-wire service. In addition to utility metering, digital owner meters for maximum demand, voltage and amperes will be provided at main service switchgear.

                                 A riser busway, or other reliable feeder system, will carry full service capacity through each floor's electrical room from the main switchgear in each Building. Lighting and small mechanical system motor loads will be served from high voltage (480v/277v) panels located on each floor in Building electrical rooms throughout the Building at Landlord's expense. Large mechanical loads will be fed from the main service switchgear.

                                 Low voltage (208v/120v) loads will be served through Building Shell & Core distribution dry type, and there will be a mutually agreed upon charge against the Tenant Allowance to upgrade to K-13 rated, 112.5 KVA transformers with 200% secondary neutral in feeders and panels.
                                 Landlord shall also provide one (1) electrical circuit panel board, with capacity only for 42
                                 20 amp circuit breakers and feed through lugs located on each floor at Landlord's expense.
                                 Block out openings will be provided by Landlord in the north and west concrete walls of the electrical room on floors 1 through 5. The block out openings shall be sufficient in size to allow for the installation of electrical conduit to distribute electrical power to approximately one half of the floor area on each floor.

Electrical Power Capacity:       Landlord shall provide main (480V/277V)
                                 Building electrical service capacity (amperage)
                                 to satisfy Tenant's reasonable electrical
                                 requirements. The main building electrical
                                 service capacity is designed to provide at
                                 least 18 watts per square foot of useable area
                                 plus an additional three (3) watts per square
                                 foot to accommodate Tenant's electrical needs.

                                 All electrical work necessary to install
                                 Tenant's (208V/120V) electrical outlets, and connect them to the main building electrical service and Building Shell & Core (208V/120V) circuit panels shall be provided for under Tenant Work.

Lighting:                        a.   Lighting unit power density in Building
                                      common and office areas will comply with
                                      current energy code using energy efficient
                                      lighting lamp and ballast technology.
                                      Offices are currently allowed 1.0 watts
                                      per gross square foot of area.

                                 b. All interior lighting will be fluorescent fixtures of high quality and various architectural types (e.g. recessed, wall sconces, troffer style, etc.). Exterior lighting will be HID (High Intensity
                                      Discharge) type. Electronic or energy
                                      efficient ballasts will be utilized in all fixtures.

                                      Tenant shall provide its own lighting
                                      fixtures in the office areas, through its Tenant Work Allowance.

Communications and Data          a.   Stacked dedicated, data/telephone closets
Considerations                        and sleeve access between floors (planned
                                      floor penetrations) and to the roof for
                                      data and communication lines.

                                 b. Provide access only for electrical service to the roof for power to Tenant's communication devices.

                                 c.   Separate "isolated ground" wire for
                                      sensitive electrical, data and
                                      communications devices. Access available at all floors. Building grounding system will not exceed five (5) to ground.

                                 d.   Access to perimeter wall areas for
                                      electrical, phone and data outlets, to be furnished and installed by Tenant, shall be coordinated in accordance with the Shell and Core construction schedule.

                                 e.   Landlord shall furnish and install four
                                      (4) four (4) inch sleeves at the northern portion of the foundation at a location to be mutually agreed upon by Tenant and Landlord. Tenant shall provide the location to Landlord no later than October
                                      27, 2006. The sleeves shall allow
                                      underground communication conduits to
                                      provide connectivity between the Tenant's existing offices at 401 Elliott Ave West and the Tenant's new offices at 333
                                      Elliott Ave West. It will be Landlords
                                      responsibility to secure all necessary
                                      approvals, permits, easements, right of
                                      ways, or any other government approvals
                                      necessary to allow Landlord to install
                                      such communications conduits. Landlord and
                                      Tenant shall use their best efforts to
                                      work with the necessary government
                                      agencies to establish the right to install the underground conduit to connect 333
                                      Elliott Ave. West and 401 Elliott Ave.
                                      West. Tenant will be responsible for the costs associated with installing the communications conduits.

                                 f.   Generic alarm monitoring of mechanical
                                      equipment capability in the event of power
                                      or equipment failure. Critical equipment
                                      will be furnished with contacts only, the
                                      Tenant will furnish a modem to relay
                                      trouble alarms to a PC purchased by Tenant
                                      and located on the premises.
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                                      D-ll


Emergency Power                  a.   Shell and Core emergency lighting and
                                      other fire life safety code related
                                      systems shall be powered by code approved
                                      emergency generator power supply.

FIRE PROTECTION AND LIFE         1.   Fire sprinkler system will be individually
SAFETY SYSTEMS                        valved and aligned on each floor.

                                 2.   The system shall be equipped with
                                      monitoring devices for 24- hours per day, seven days per week monitoring by a UL approved central monitoring station for smoke, water flow and valve tampering. The monitoring service shall be an operating cost.

                                 3.   Fire rated doors, smoke detectors, heat
                                      detectors, alarm systems, fire
                                      extinguishers, fire hose cabinets,
                                      standpipes and other such devices will be provided as required by code for Building
                                      Shell and Core and common areas. A central fire alarm system capable of supplying an ADA approved system throughout the
                                      Building will be provided.

                                 All fire safety equipment including sprinklers, horns and strobes to be installed by Tenant to meet tenant's space plan.

BUILDING STANDARD                The following improvement work shall be
OFFICE AREA FINISHES             provided by Landlord as part of its Shell and
INCLUDED WITH THE                Core work.
BUILDING SHELL
                                 1.   Electrical (480V/277V) service distributed
                                      to each floor set within the building core
                                      with Low voltage (208v/120v) loads to be
                                      served throughout the building shell and
                                      core distribution by dry type transformers
                                      and two (2) 42 circuit electrical panel
                                      boards. Per a mutually agreed upon charge
                                      against the Tenant Allowance, Landlord
                                      will upgrade the Landlord supplied low
                                      voltage (208v/120v) system to a K-13 rated
                                      112.5 Kva transformer with 200% secondary
                                      neutral in feeders and panels. One (1) 42
                                      circuit 120V/208V panel with feed through
                                      lugs. Branch circuit wiring to be
                                      accomplished under Tenant work. (See
                                      Electrical System specification above).

                                 2.   Aluminum windowsills, aluminum sill
                                      extensions and aluminum window head.

                                 3.   All perimeter walls, columns, core walls
                                      (including the elevator cabs, stair wells, bathrooms, etc.) to have GWB installed with reveals (primed and sanded, ready for Tenant paint).

                                 4.   Sprinkler heads and any fire and life
                                      safety equipment installed in
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                                      D-12

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
                                      Building Shell and Core work in accordance
                                      with governing code for unoccupied space.

                                 5. Base HVAC system installed and operating, including main riser duct distribution on to each floor including, the horizontal medium pressure duct as required to service one (1) zone per 1,000 USF

                                 6. Common area fire alarms, smoke detectors and exit lights installed per code and in compliance with the ADA.

                                 7.   All building restroom facilities, and
                                      exterior spaces shall be finished in
                                      accordance with governing codes and
                                      ordinances as a part of the Building Shell and Core.

                                 8.   Shell and Core floors shall be flat and
                                      level in accordance with the industry
                                      standards for the type and location of the installation.

                                 9.   Levelor 1" blinds purchased and installed
                                      by Landlord with the cost of same ($0.25
                                      per square foot of NRA) charged against
                                      the Tenant's improvement allowance.
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                                      D-13

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                                    EXHIBIT E
                                       TO
                             OFFICE LEASE AGREEMENT

                            PLANS AND SPECIFICATIONS

1.   PLANS: "333 Elliott Avenue Seattle, Washington - General Contractor Review/
     VE Revision Set 7/18/06". By Curtis Beattie & Associates Architects Rev. #9
     7/05/06

2.   SPECIFICATIONS: "333 Elliott Outline Specifications" Bid Issue January 23,
     2006. By Curtis Beattie & Associates Architects, Ltd., P.S.